Exhibit 10.13

EXECUTION COPY

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXCLUSIVE LICENSE AGREEMENT

by and between

ONYX THERAPEUTICS, INC.

and

KEZAR LIFE SCIENCES, INC.

Dated as of June 11, 2015

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	1
ARTICLE 2. LICENSE GRANT	8
2.1 Grant	8
2.2 Sublicenses	9
2.3 Right of First Negotiation	9
2.4 Transfer of Licensed Know-How and Licensed Materials	10
2.5 No Other Rights	10
2.6 Limited Exploitation Rights	10
2.7 Distracting Activities	10
ARTICLE 3. FEES, ROYALTIES, & PAYMENTS	11
3.1 Milestone Payments	11
3.2 Royalties	12
3.3 Method of Payment	13
3.4 Currency Conversion	13
3.5 Late Payments	13
3.6 Records and Audits	14
3.7 Taxes	14
ARTICLE 4. PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT	15
4.1 Prosecution and Maintenance	15
4.2 ONYX Step-In Right	15
4.3 Enforcement	16
4.4 Defense of Third Party Claims	18
4.5 Recovery	18
4.6 Patent Term Extensions and Filings for Regulatory Exclusivity Periods	18
4.7 Patent Marking	19
ARTICLE 5. OBLIGATIONS OF THE PARTIES	19
5.1 Responsibility	19
5.2 Diligence	19
5.3 Reports	19
ARTICLE 6. REPRESENTATIONS	19
6.1 Mutual Warranties	19
6.2 Additional ONYX Warranties	20
6.3 Disclaimer	20
6.4 KEZAR Covenants	21
6.5 Non-Solicitation, Etc.	21
ARTICLE 7. INDEMNIFICATION	22
7.1 Indemnity	22
7.2 LIMITATION OF DAMAGES	23
7.3 Insurance	23
ARTICLE 8. CONFIDENTIALITY	24
8.1 Confidential Information	24
8.2 Terms of this Agreement; Publicity	25

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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8.4 Relationship to Kirk Agreements	26
8.5 Attorney-Client Privilege	26
ARTICLE 9. TERM & TERMINATION	26
9.1 Term	26
9.2 Termination by ONYX	26
9.3 Termination by KEZAR	27
9.4 Termination Upon Bankruptcy	27
9.5 Effects of Termination	28
9.6 Survival	30
ARTICLE 10. MISCELLANEOUS	30
10.1 Entire Agreement; Amendment	30
10.2 Section 365(n) of the Bankruptcy Code	31
10.3 Independent Contractors	31
10.4 Governing Law; Jurisdiction	31
10.5 Notice	32
10.6 Compliance With Law; Severability	32
10.7 Non-Use of Names	33
10.8 Successors and Assigns	33
10.9 Waivers	33
10.10 No Third Party Beneficiaries	33
10.11 Headings; Exhibits	33
10.12 Interpretation	33
10.13 Counterparts	34

Exhibit List

Exhibit A Licensed Know-How

Exhibit B Licensed Patents

Exhibit C Press Release

Exhibit D Product Sub-Structures

Exhibit E Permitted Individuals

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of June 11, 2015 (the “Effective Date”) by and between ONYX THERAPEUTICS, INC., a Delaware corporation having an address at 249 E. Grand Avenue, South San Francisco, CA 94080 (“ONYX”), and KEZAR LIFE SCIENCES, INC., a Delaware corporation having an address at 391 Carl Street, San Francisco, CA 94117 (“KEZAR”). KEZAR and ONYX are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, ONYX possesses certain rights to patents and other intellectual property related to Products (as hereinafter defined);

WHEREAS, KEZAR desires to license from ONYX such intellectual property rights, and to commercially develop, manufacture, use and distribute Products based upon the same throughout the world, and ONYX desires to grant such a license to KEZAR in accordance with the terms and conditions of this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Parties are entering into a stock purchase agreement with the other investors named therein, dated as of the date of this Agreement, providing for the issuance to ONYX of Series A Preferred Stock of KEZAR.

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

All references to particular Exhibits, Articles or Sections shall mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits hereto, the following words and phrases shall have the following meanings:

Section 1.1 “Abandoned Patent Right” shall have the meaning set forth in Section 4.2 (ONYX Step-In Right).

Section 1.2 “Agreement” shall have the meaning set forth in the Preamble.

Section 1.3 “Affiliate” means, with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person, for as long as such control exists. For purposes of this Section, “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the voting or economic interest of a Person, or the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of a Person. For clarity, once a Person ceases to be an Affiliate of a Party, then, without any further action, such Person shall cease to have any rights, including license and sublicense rights, under this Agreement by reason of being an Affiliate of such Party.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 1.4 “Arbitrator” shall have the meaning set forth in Section 4.6 (c) (Patent Term Extensions and Filings for Regulatory Exclusivity Periods).

Section 1.5 “Audited Party” shall have the meaning set forth in Section 3.6 (Records and Audits).

Section 1.6 “Commercially Reasonable Efforts” means, with respect to a Party, those efforts and resources commensurate with those efforts commonly used in the pharmaceutical industry by a company of comparable size in connection with the development or commercialization of pharmaceutical products that are of similar status, including, with respect to commercial potential, the proprietary position of the product, the regulatory status and approval process, the probable profitability of the applicable product, and other relevant factors such as technical, legal, scientific or medical factors. In determining the level of efforts constituting “Commercially Reasonable Efforts,” the following shall not be taken into account: (a) any other pharmaceutical product KEZAR is then researching, developing or commercializing, alone or with one or more collaborators, or (b) any payment required to be made to ONYX hereunder.

Section 1.7 “Confidential Information” shall have the meaning set forth in Section 8.1.1 (Confidential Information).

Section 1.8 “Control” or “Controlled” means, with respect to any Know-How, material, Patent Right, or other intellectual property right, the possession (whether by ownership or license) by a Party or its Affiliate of the ability to grant to the other Party a license or access as provided herein to such Know-How, material, Patent Right, or other intellectual property right, without violating the terms of any agreement or other arrangement with any Third Party, or being obligated to pay any royalties or other consideration therefor, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access; provided, however, that if (a) ONYX would Control any Know-How, material, Patent Right, or other intellectual property right but for an obligation to pay royalties or other consideration in connection with a grant to Kezar of such Know-How, material, Patent Right, or other intellectual property right and (b) KEZAR agrees in writing to reimburse ONYX for all such royalties or other consideration, then such Know-How, material, Patent Right, or other intellectual property right shall be deemed Controlled by ONYX.

Section 1.9 “Cover” means (a) with respect to Know-How, such Know-How was used in the Exploitation of the product, and (b) with respect to a Patent Right, a Valid Claim would (absent a license thereunder or ownership thereof) be Infringed by the Exploitation of the product; provided, however, that in determining whether a Valid Claim that is a claim of a pending application would be Infringed, it shall be treated as if issued as then currently being prosecuted. Cognates of the word “Cover” shall have correlative meanings.

Section 1.10 “Defending Party” shall have the meaning set forth in Section 4.4 (Defense of Third Party Claims).

Section 1.11 “Designated Investment Document Terms” means:

***

Section 1.12 “Disclosing Party” shall have the meaning set forth in Section 8.1.1 (Confidential Information).

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 1.13 “Effective Date” shall have the meaning set forth in the Preamble.

Section 1.14 “EMA” means the European Medicines Agency or any successor entity thereto.

Section 1.15 “Enforcing Party” shall have the meaning set forth in Section 4.3.3 (Cooperation with Respect to Enforcement).

Section 1.16 “Excluded Field” means any and all uses related to the diagnosis and/or treatment in humans of cancerous or Pre-Cancerous diseases and/or conditions, including those related to hematological diseases and/or conditions.

Section 1.17 “Exclusivity Period” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

Section 1.18 “Executive Officers” means (a) with respect to KEZAR, the Chief Executive Officer of KEZAR, or any other person that such officer designates from time to time, and (b) with respect to ONYX, the Vice President of Intellectual Property Law of Amgen Inc., or any other person that such officer designates from time to time.

Section 1.19 “Exploit” means to research, develop, make, have made, use, market, offer for sale, sell, import, export or otherwise exploit, or transfer possession of or title in, a product. Cognates of the word “Exploit” shall have correlative meanings.

Section 1.20 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

Section 1.21 “First Commercial Sale” means, with respect to any Royalty-Bearing Product in any country, the first sale for end use or consumption of such Royalty-Bearing Product in such country after Marketing Approval has been granted in such country.

Section 1.22 “FTE Rate” means $*** per hour.

Section 1.23 “GAAP” means the current generally accepted accounting principles in the United States as established by the Financial Accounting Standards Board or any successor entity or other entity generally recognized as having the right to establish such principles in the United States, in each case consistently applied.

Section 1.24 “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

Section 1.25 “Infringe” or “Infringement” means any infringement of a Patent Right, including, without limitation, direct infringement, contributory infringement or any inducement to infringe.

Section 1.26 “Initiation” means, with respect to a clinical trial, the first dosing in the first patient in such clinical trial.

Section 1.27 “Investment Documents” means ***.

Section 1.28 “Issuing Party” shall have the meaning set forth in Section 8.2.2 (Review).

Section 1.29 “KEZAR” shall have the meaning set forth in the Preamble.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 1.30 “KEZAR Indemnified Parties” shall have the meaning set forth in Section 7.1.1 (By ONYX).

Section 1.31 “Kirk Agreements” shall have the meaning set forth in Section 6.5(a) (Non-Solicitation, Etc.).

Section 1.32 “Know-How” means techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological, toxicological and clinical data and results), analytical and quality control data and results, regulatory documents, and other information, compositions of matter, cells, cell lines, assays, animal models and other physical, biological, or chemical material.

Section 1.33 “Law” means, individually and collectively, any and all laws, ordinances, rules, directives, administrative circulars and regulations of any kind whatsoever of any Governmental Authority within the applicable jurisdiction.

Section 1.34 “Licensed Field” means any and all uses except for uses in the Excluded Field.

Section 1.35 “Licensed Know-How” means all Know-How that both (a) is Controlled by ONYX and (b) was actually used by ONYX in its research, development and manufacturing of the Product prior to the Effective Date, including the Know-How set forth on Exhibit A. For clarity, Licensed Know-How includes any intellectual property rights under any Patent Rights Controlled by ONYX as of the Effective Date to the extent that the foregoing remain Know-How and are not included in Licensed Patents.

Section 1.36 “Licensed Materials” means those certain materials set forth on Table 1 of Exhibit A.

Section 1.37 “Licensed Patents” means the Patent Rights set forth on Exhibit B.

Section 1.38 “Major Market Country” means any of the United States of America, Japan, the United Kingdom, France, Italy, Germany and Spain.

Section 1.39 “Major Pharmaceutical Company” means any pharmaceutical or biotechnology company whose (a) (i) securities are traded on a securities exchange that has registered with the U.S. Securities and Exchange Commission under Section 6 of the Securities Exchange Act of 1934, as amended, and (ii) market capitalization exceeds ***, or (b) annual sales exceed ***.

Section 1.40 “Marketing Approval” means all approvals, licenses, registrations or authorizations of the Regulatory Authority in a country, necessary for the manufacture, use, storage, import, marketing and sale of a Royalty-Bearing Product in such country.

Section 1.41 “Milestone Events” shall have the meaning set forth in Section 3.1 (Milestone Payment).

Section 1.42 “Milestone Payments” shall have the meaning set forth in Section 3.1 (Milestone Payment).

Section 1.43 “Negotiation Notice” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 1.44 “Net Sales” means, with respect to any Royalty-Bearing Product, the gross sales price of such Royalty-Bearing Product sold by KEZAR, its Affiliates or Sublicensee(s) (the “Selling Party”) to Third Parties, less:

(a)	non-recoverable sales taxes, excise taxes, use taxes, VAT and duties paid by the Selling Party in relation to Royalty-Bearing Product(s) and any other equivalent governmental charges imposed upon the importation, use or sale of Royalty-Bearing Product(s) (excluding taxes when assessed on income derived from sales);

(b)	credits and allowances (actually allowed or paid) for defective or returned Royalty-Bearing Product(s), including allowances for spoiled, damaged, out-dated, rejected, returned, withdrawn or recalled Royalty-Bearing Product(s);

(c)	governmental and other rebates, refunds, and chargebacks (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), federal, state, provincial, local and other governments, their agencies and purchasers and reimbursers or to trade customers, in each case with respect to such Royalty-Bearing Product;

(d)	reasonable fees paid to wholesalers, distributors, selling agents (excluding any sales representatives of a Selling Party), group purchasing organizations, Third Party payors, other contractees and managed care entities, in each case with respect to such Royalty-Bearing Product;

(e)	reasonable transportation charges relating to Royalty-Bearing Product(s), including handling charges and insurance premiums relating thereto to the extent included as a separate entry on the invoice for such product ***;

(f)	retroactive price reductions actually granted to the Third Party applicable to sales of such product;

(g)	trade, cash, prompt payment and/or quantity discounts, actually allowed and taken directly by the Third Party, and mandated discounts; and

(h)	that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended), that KEZAR, its Affiliates, or its or their Sublicensees, as applicable, allocate to sales of Royalty-Bearing Products in accordance with their respective standard policies and procedures consistently applied across their respective products.

Net Sales will be determined from books and records maintained in accordance with GAAP, consistently applied throughout the organization and across all products of the entity whose sales of Royalty-Bearing Products are giving rise to Net Sales.

Net Sales shall also include, with respect to any Royalty-Bearing Product sold or otherwise disposed of for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, an amount equal to the average sales price for such Royalty-Bearing Product having the same dosage form and strength during the applicable reporting period in the country where such sale or other disposal occurred when such Royalty-Bearing Product is sold alone and not with other products, or if such Royalty-Bearing Product is not sold alone in such country during the applicable reporting period, then an amount equal to the average sales price during the applicable reporting period generally achieved for such Royalty-Bearing Product having the same dosage form and strength in the rest of the Territory, in each case in lieu of any other consideration received for such sale or disposition. For the

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

avoidance of doubt, sales of a Royalty-Bearing Product for use in conducting clinical trials of such Royalty-Bearing Product in a country in order to obtain approval of a Regulatory Authority of such Royalty-Bearing Product in such country shall be excluded from Net Sales calculations for all purposes. Also, notwithstanding anything to the contrary above, sales of a Royalty-Bearing Product for any compassionate use or named patient sales shall be excluded from Net Sales calculations.

Where a Royalty-Bearing Product is sold in combination with other pharmaceutical products, diagnostic products, or active ingredients (collectively, “Combination Components”) the Net Sales applicable to such transaction shall be calculated by multiplying the total Net Sales of such combined product by the fraction A/(A+B), where A is the actual price of the Royalty-Bearing Product in the same dosage amount or quantities in the applicable country during the applicable quarter if sold separately, and B is the sum of the actual prices of all Combination Components with which the Royalty-Bearing Product is combined, in the same dosage amount or quantities in the applicable country during the applicable quarter if sold separately. If A or B cannot be determined because values for the Royalty-Bearing Product or Combination Components with which the Royalty-Bearing Product is combined are not available separately in a particular country, then ONYX and KEZAR shall discuss an appropriate allocation for the fair market value of the Royalty-Bearing Product and Combination Components with which the Royalty-Bearing Product is combined to mutually determine Net Sales for the relevant transactions based on an equitable method of determining the same that takes into account, in the Territory, variations in potency, the relative contribution of each therapeutically active ingredient or other component, and the relative value to the end user of each therapeutically active ingredient or other component.

Sales of Royalty-Bearing Product(s) between or among KEZAR and its Affiliates or Sublicensees shall be excluded from the computation of Net Sales and no payments shall be payable on such sales except where such Affiliates or Sublicensees are end users.

Section 1.45 “ONYX” shall have the meaning set forth in the Preamble.

Section 1.46 “ONYX Indemnified Parties” shall have the meaning set forth in Section 7.1.2 (By KEZAR).

Section 1.47 “Out-License” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

Section 1.48 “Party” and “Parties” shall have the meaning set forth in the Preamble.

Section 1.49 “Patent Rights” means any provisional and non-provisional patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, and reissues claiming priority thereto, as well as any re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates, renewals and the like with respect to any of the foregoing and all foreign counterparts thereof.

Section 1.50 “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 1.51 “Phase 2 Clinical Trial” means any human clinical trial of a Royalty-Bearing Product conducted mainly to test the effectiveness of chemical or biologic agents or other types of interventions for purposes of identifying the appropriate dose for a Phase 3 Clinical Trial for a particular indication or indications that would satisfy the requirements of 21 CFR § 312.21(b) or its non-United States equivalents. A Phase 2/3 Clinical Trial shall be deemed to be a Phase 2 Clinical Trial with respect to the portion of that clinical trial that is regarded as its Phase 2 component, in accordance with the applicable protocol.

Section 1.52 “Phase 2b Clinical Trial” means the first human clinical trial of a Royalty-Bearing Product conducted mainly to determine whether to conduct a Phase 3 Clinical Trial.

Section 1.53 “Phase 3 Clinical Trial” means any human clinical trial of a Royalty-Bearing Product designed to: (a) establish that such Royalty-Bearing Product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Royalty-Bearing Product in the dosage range to be prescribed; and (c) support regulatory approval of such Royalty-Bearing Product, that would satisfy the requirements of 21 CFR § 312.21(c) or its non-United States equivalents. A Phase 2/3 Clinical Trial shall be deemed to be a Phase 3 Clinical Trial with respect to the portion of that clinical trial that is regarded as its Phase 3 component, in accordance with the applicable protocol.

Section 1.54 “Pre-Cancerous” means a disease or condition ***. Without limiting the preceding definition, examples of Pre-Cancerous diseases or conditions are ***. For clarity, the following diseases or conditions shall not be regarded as Pre-Cancerous for purposes of this Agreement: inflammatory diseases or disorders, including acute and chronic autoimmune disorders, acute and chronic inflammation resulting from an infectious disease, acute and chronic inflammation resulting from allogeneic transplantation, injury or drug toxicity, allergies, and organ specific disorders associated with inflammation (e.g., atherosclerosis).

Section 1.55 “Product” means any pharmaceutical product that (a) contains a Specified Compound, (b) ***, and (c) has a sub-structure set forth on Exhibit D.

Section 1.56 “Receiving Party” shall have the meaning set forth in Section 8.1.1 (Confidential Information).

Section 1.57 “Regulatory Authority” means any Governmental Authority or other authority responsible for granting Marketing Approvals for Royalty-Bearing Products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

Section 1.58 “Regulatory Exclusivity” means, with respect to a Royalty-Bearing Product, any exclusive marketing rights or data exclusivity rights conferred by the applicable Regulatory Authority with respect to such Royalty-Bearing Product other than a Patent Right.

Section 1.59 “Regulatory Filing” means any filing with any Governmental Authority with respect to the research, development, manufacture, distribution, pricing, reimbursement, marketing or sale of a Royalty-Bearing Product.

Section 1.60 “Release” shall have the meaning set forth in Section 8.2.2 (Review).

Section 1.61 “Restricted Period” means the period beginning on *** and ending at ***.

Section 1.62 “Retained Patent Rights” shall have the meaning set forth in 4.3.2 (Retained Patent Rights).

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 1.63 “Reviewing Party” shall have the meaning set forth in Section 8.2.2 (Review).

Section 1.64 “Royalty-Bearing Product” means any pharmaceutical product that contains a Specified Compound.

Section 1.65 “Royalty Term” shall have the meaning set forth in Section 3.2.1 (Royalty Rate; Royalty Term).

Section 1.66 “Sale Transaction” shall have the meaning set forth in Section 10.8 (Successors and Assigns).

Section 1.67 “Service Provider” means any third party contractor providing services to KEZAR in connection with a Royalty-Bearing Product (including any contract manufacturer, contract research organization or contract laboratory service provider).

Section 1.68 “Specified Compound” means any compound that is selective for immunoproteasome.

Section 1.69 “Specified Patent Rights” means any Patent Rights within the Licensed Patents that are part of the patent families described on Exhibit B ***

Section 1.70 “Sublicensee(s)” shall mean any Third Party to which a Party has granted a sublicense under this Agreement.

Section 1.71 “Summary” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

Section 1.72 “Term” shall have the meaning set forth in Section 9.1 (Term).

Section 1.73 “Territory” means the entire world.

Section 1.74 “Third Party” means a Person other than (a) ONYX or any of its Affiliates and (b) KEZAR or any of its Affiliates.

Section 1.75 “Transaction Notice” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

Section 1.76 “Valid Claim” means a claim of any issued and unexpired patent or patent application within the Licensed Patents that has not been held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision can no longer be appealed or was not appealed within the time allowed; provided, however, that if a claim of a pending patent application within the Licensed Patents shall not have issued within *** years after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement.

Section 1.77 “VAT” shall have the meaning set forth in Section 3.7.3 (VAT).

ARTICLE 2. LICENSE GRANT

Section 2.1 Grant. Subject to the terms and conditions of this Agreement, ONYX hereby grants, and hereby causes any of its Affiliates to grant, to KEZAR (a) an exclusive (even as to ONYX and its Affiliates), royalty-bearing, sublicenseable (but subject to, and only in accordance with, Section 2.2 (Sublicenses)), license under the Licensed Patents, and (b) a non-exclusive, royalty-bearing, sublicenseable (but subject to, and only in accordance with, Section 2.2 (Sublicenses)) license under the

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Licensed Know-How, in each case, to Exploit Product(s) in the Licensed Field in the Territory during the Term. Notwithstanding the foregoing, the Licensed Know-How shall be sublicenseable only in connection with the rights of KEZAR with respect to Products and not with respect to any other products or services. Notwithstanding the foregoing, ONYX and/or its Affiliates retain the right to Exploit Specified Compounds that are not Products.

Section 2.2 Sublicenses.

2.2.1 Sublicenses Generally. Subject to compliance by KEZAR with its obligations under Sections 2.2.2 (Restricted Period) and 2.3 (Right of First Negotiation), the licenses granted under Section 2.1 (Grant) may be sublicensed, in full or in part, by KEZAR by a written agreement to its Affiliates or Third Parties (with the right to sublicense through multiple tiers), provided, however, that as a condition precedent to and requirement of any such sublicense: (a) any such permitted sublicense shall be consistent with and subject to the terms and conditions of this Agreement, and (b) KEZAR will continue to be responsible for full performance of KEZAR’s obligations under the Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were KEZAR hereunder.

2.2.2 Restricted Period. Notwithstanding the provisions of Section 2.2.1 (Sublicenses Generally), during the Restricted Period, KEZAR shall ***.

Section 2.3 Right of First Negotiation. If, ***, KEZAR seeks to grant a license or a similar transfer of rights, whether or not under the Licensed Patents or Licensed Know-How, to a Third Party for development and/or commercialization of any Royalty-Bearing Product (collectively, an “Out-License”), then KEZAR will notify ONYX in advance in writing and provide a non-confidential summary of the Royalty-Bearing Product that is the subject of the proposed license, as well as the intended scope (i.e., field and territory) of the Out-License (a “Transaction Notice”). If ONYX has a good faith interest in evaluating such Out-License for the purpose of itself entering into an agreement with respect to the Out-License, then ONYX will notify KEZAR within *** days of its receipt of the Transaction Notice setting forth that Onyx has a good faith interest in obtaining a license to the Royalty-Bearing Product that is the subject of the Out-License (a “Negotiation Notice”). Promptly after KEZAR’s receipt of a Negotiation Notice, KEZAR will provide ONYX with a confidential summary of the Royalty-Bearing Product (each, a “Summary”), including material clinical and preclinical data (as well as such other information that ONYX may reasonably request), which Summary shall be deemed to be Confidential Information of KEZAR under this Agreement. For *** days following ONYX’s receipt of a Summary (the “Exclusivity Period”), ONYX will have an exclusive right to negotiate in good faith an exclusive, royalty-bearing license to such Royalty-Bearing Product from KEZAR within the scope of the transaction described in the Transaction Notice. If ONYX (a) does not deliver a Negotiation Notice to KEZAR within the applicable *** day period, (b) does not deliver to KEZAR a written proposal for the terms of an Out-License to ONYX during the Exclusivity Period, or (c) declines in writing the Out-License after review of the Summary, then ONYX shall be deemed to have waived its rights under this Section 2.3 (Right of First Negotiation) with respect to such Royalty-Bearing Product (but solely to the extent materially consistent with the Transaction Notice). Notwithstanding the preceding sentence to the contrary, if ONYX and KEZAR do not mutually agree on the terms of an Out-License to ONYX within the Exclusivity Period, KEZAR will be free to negotiate an Out-License for such Royalty-Bearing Product with any Third Party, subject to the terms of Section 2.2.1 (Sublicenses Generally), for a period

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

of *** (and at the end of such *** period, ONYX’s right to exclusively negotiate an Out-License shall automatically be reinstated); provided, however, that KEZAR shall not be entitled to subsequently grant development or commercialization rights to a Third Party on financial and commercial terms materially less favorable, in the aggregate, to KEZAR than those last offered by ONYX or with a materially broader scope than as set forth in the Transaction Notice. For the sake of clarity, an Out-License shall not include the grant of a license to a Service Provider or to a Third Party distributor selling finished Royalty-Bearing Product purchased from KEZAR.

Section 2.4 Transfer of Licensed Know-How and Licensed Materials. ONYX shall transfer to KEZAR the Licensed Know-How and Licensed Materials listed on Exhibit A in accordance with the protocols listed on Exhibit A. Thereafter, to the extent reasonably requested by KEZAR in connection with its Exploitation of a Product, ONYX shall provide reasonable consulting support to KEZAR as specified in Exhibit A at KEZAR’s expense (including ONYX’s employee’s time at the FTE Rate). KEZAR acknowledges that the Licensed Materials transferred by ONYX to KEZAR under this Agreement are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of any such Licensed Materials. Accordingly, no such Licensed Materials shall be used in any human application, including any clinical trial.

Section 2.5 No Other Rights. KEZAR acknowledges that the rights and licenses granted under this Article 2 (License Grant) and elsewhere in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by ONYX to KEZAR. All rights that are not specifically granted herein are reserved to ONYX. Without limiting the foregoing, KEZAR hereby acknowledges that ONYX retains the right to Exploit, and authorize (by license or otherwise) Third Parties to Exploit, any product other than a Product even if such product is Covered by a claim within the Licensed Patents.

Section 2.6 Limited Exploitation Rights. Without limiting the provisions of Section 2.5 (No Other Rights), KEZAR agrees (on behalf of itself and its Affiliates), and shall cause each of its Sublicensees to agree as a condition to the grant of a sublicense, not to Exploit any Licensed Know-How or Licensed Patents for any products other than Products.

Section 2.7 Distracting Activities. Following the Effective Date and at all times during the Term, KEZAR shall not, by itself or through its Affiliates or Third Parties, and shall not assist any Person in any efforts to, research, develop, manufacture or commercialize any proteasome inhibitors or immunoproteasome inhibitors for the diagnosis and/or treatment in humans of cancerous or Pre-Cancerous diseases and/or conditions, including those related to hematological diseases and/or conditions. Notwithstanding anything herein to the contrary, the restrictions set forth in this Section 2.7 (Distracting Activities) shall not apply to ***, provided, however, that ***, and ***

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 3. FEES, ROYALTIES, & PAYMENTS

Section 3.1 Milestone Payment.

3.1.1 KEZAR shall pay to ONYX certain milestone payments (“Milestone Payments”) following the first occurrence of certain milestone events, as set forth in Section 3.1.2 (the “Milestone Events”). KEZAR shall pay to ONYX the applicable Milestone Payment within *** days after the first occurrence of an applicable Milestone Event. For clarity, (a) each Milestone Payment is payable only once, (b) no Milestone Payment shall be payable for subsequent or repeated achievements of such Milestone Event with respect to one or more of the same or different Royalty-Bearing Products, and (c) no more than $172,500,000 shall be payable to ONYX under this Section 3.1. Each of the Milestone Payments shall be non-refundable and non-creditable. In the event that a Milestone Event relating to clinical development is achieved and payment with respect to the previous Milestone Event(s) has not been made by KEZAR, then KEZAR shall pay ONYX all such unpaid payments with respect to such previous Milestone Event(s) at the same time that the Milestone Payment for the later Milestone Event is paid.

3.1.2 The Milestone Events and Milestone Payments to be made pursuant to Section 3.1.1 shall be as follows:

Milestone Event	Milestone Payment
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 3.2 Royalties.

3.2.1 Royalty Rate; Royalty Term. KEZAR shall pay to ONYX the tiered royalties set forth in Section 3.2.2 on annual Net Sales of each Royalty-Bearing Product sold by a Selling Party during the applicable Royalty Term. Royalties will be payable on a quarterly basis and any such payments shall be made within *** days after the end of the calendar quarter during which the applicable Net Sales occurred. KEZAR’s obligation to pay royalties with respect to a Royalty-Bearing Product in a particular country shall commence upon the First Commercial Sale of such Royalty-Bearing Product in such country and shall expire on a country-by-country and Royalty-Bearing Product-by-Royalty-Bearing Product basis on the later of (a) the date on which the Exploitation of a Royalty-Bearing Product is no longer Covered by a Valid Claim of a Licensed Patent in such country, (b) the loss of Regulatory Exclusivity for the Royalty-Bearing Product in such country, or (c) the tenth (10th) anniversary of the First Commercial Sale of the Royalty-Bearing Product in such country (the “Royalty Term”).

3.2.2 Royalty Tiers. The royalty rates payable under Section 3.2.1 shall be calculated on a Royalty-Bearing Product-by-Royalty Bearing Product basis as follows:

(a)	*** on the portion of annual Net Sales for a Royalty-Bearing Product less than ***;

(b)	*** on the portion of annual Net Sales for a Royalty-Bearing Product between *** and ***, inclusive; and

(c)	*** on the portion of annual Net Sales for a Royalty-Bearing Product greater than ***.

For the avoidance of doubt, if a Royalty-Bearing Product is covered by more than one Licensed Patent, the above royalty shall be paid only once.

3.2.3 No Valid Claim. On a country-by-country and Royalty-Bearing Product-by-Royalty-Bearing Product basis, in the event that the Exploitation of a Royalty-Bearing Product is not Covered by a Valid Claim of a Licensed Patent in such country, then the royalty rate set forth in Section 3.2.2 (Royalty Tiers) with respect to Net Sales for such Royalty-Bearing Product in such country shall be reduced by ***, effective as of the date such Royalty-Bearing Product is no longer Covered by a Valid Claim of a Licensed Patent in such country.

3.2.4 Third-Party Intellectual Property. In the event that a Third Party Controls intellectual property relating to Royalty-Bearing Products that is necessary for the Exploitation of a Royalty-Bearing Product, then KEZAR shall have the right (but not the obligation) to obtain such license to such Third Party intellectual property. In such an event, *** of the royalties that KEZAR actually pays to such Third Party for the Exploitation of such Royalty-Bearing Product in a country during a calendar quarter may be credited against royalties otherwise payable by KEZAR to ONYX under Section 3.2.1 (Royalty Rate; Royalty Term) for such Royalty-Bearing Product in such country in such calendar quarter.

3.2.5 Maximum Reduction. The maximum aggregate reduction in the royalty rate otherwise payable by KEZAR to ONYX under Section 3.2.1 (Royalty Rate; Royalty Term) with respect to any Royalty-Bearing Product in any country during a given calendar quarter during the applicable Royalty Term pursuant to Sections 3.2.3 (No Valid Claim) and 3.2.4 (Third-Party Intellectual Property) shall be ***.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.2.6 Mutual Convenience of the Parties. The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts to ONYX. KEZAR hereby stipulates to the fairness and reasonableness of such royalty and other payments obligations and covenants not to allege or assert, nor to allow any of its Affiliates or Sublicensees, as applicable, to allege or assert, nor further to cause or support any other Third Parties to allege or assert, that any such royalty or other payments obligations are unenforceable or illegal in any way.

Section 3.3 Method of Payment. Unless otherwise agreed by the Parties, all payments due from KEZAR to ONYX under this Agreement shall be paid in U.S. Dollars by wire transfer or electronic funds transfer of immediately available funds to the following account:

***

After the First Commercial Sale of the first Royalty-Bearing Product and until expiration of the last Royalty Term, KEZAR shall prepare and deliver to ONYX royalty reports of the sale of Royalty-Bearing Products by the Selling Parties for each calendar quarter within *** days of the end of each such calendar quarter specifying on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis: (a) total gross amounts for each Royalty-Bearing Product sold or otherwise disposed of by a Selling Party; (b) amounts deducted by category in accordance with Section 1.44 (“Net Sales”) from gross amounts to calculate Net Sales; (c) Net Sales; and (d) royalties payable.

Section 3.4 Currency Conversion. In the case of sales outside the United States, payments received by a Selling Party will be expressed in the U.S. Dollar equivalent calculated on a quarterly basis in the currency of the country of sale and converted to their U.S. Dollar equivalent using the average rate of exchange over the applicable calendar quarter to which the sales relate, in accordance with GAAP and the then current standard methods of KEZAR or the other applicable Selling Party, to the extent reasonable and consistently applied; provided, however, that if, at such time, KEZAR or such other Selling Party does not use a rate for converting into U.S. Dollar equivalents that is maintained in accordance with GAAP, then KEZAR or such other Selling Party shall use a rate of exchange which corresponds to the rate of exchange for such currency reported in The Wall Street Journal, Internet U.S. Edition at www.wsj.com, as of the last day of the applicable reporting period (or, if unavailable on such date, the first date thereafter on which such rate is available). KEZAR will (a) inform ONYX as to the specific exchange rate translation methodology used for a particular country or countries and (b) cause any other Selling Party to comply with the terms of this Section 3.4.

Section 3.5 Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the day following the due date thereof, calculated at the annual rate of the sum of (a) *** plus (b) the prime interest rate quoted by The Wall Street Journal, Internet U.S. Edition at www.wsj.com on the date said payment is due, the interest being compounded on the last day of each calendar quarter; provided, however, that in no event shall said annual interest rate exceed the maximum rate permitted by Law. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of any Party to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this Agreement as set forth in Article 9 (Term & Termination).

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 3.6 Records and Audits. KEZAR will keep complete and accurate records of the underlying revenue and expense data relating to the calculations of Net Sales generated in the then current calendar year and payments required under this Agreement, and during the preceding *** calendar years. ONYX will have the right, once annually at its own expense, to have a nationally recognized, independent, certified public accounting firm, selected by it and subject to KEZAR’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), review any such records of KEZAR and its Affiliates and Sublicensees (the “Audited Party”) in the location(s) where such records are maintained by the Audited Party upon reasonable written notice (which shall be no less than *** days’ prior written notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under Section 3.2 (Royalties) within the *** month period preceding the date of the request for review. No calendar year will be subject to audit under this Section 3.6 (Records and Audits) more than once. KEZAR will receive a copy of each such report concurrently with receipt by ONYX. Should such inspection lead to the discovery of a discrepancy to ONYX’s detriment, KEZAR will, within *** days after receipt of such report from the accounting firm, pay any undisputed amount of the discrepancy together with interest at the rate set forth in Section 3.5 (Late Payments). ONYX will pay the full cost of the review unless the underpayment of amounts due to ONYX is greater than *** of the amount due for the entire period being examined (provided, that the *** underpayment is equivalent to *** or more), in which case KEZAR will pay the cost charged by such accounting firm for such review. Should the audit lead to the discovery of a discrepancy to KEZAR’s detriment, KEZAR may credit the amount of the discrepancy, without interest, against future payments payable to ONYX under this Agreement, and if there are no such payments payable, then ONYX shall pay to KEZAR the amount of the discrepancy, without interest, within *** days of ONYX’s receipt of the report.

Section 3.7 Taxes.

3.7.1 Sales Tax. KEZAR is responsible for the payment of any state or local, sales or use, or similar fees or taxes arising as a result of the transfer of Licensed Materials by ONYX to KEZAR pursuant to Section 2.4 (Transfer of Licensed Know-How and Licensed Materials), and KEZAR will remit such fees or taxes to ONYX, as the collection agent, upon invoice.

3.7.2 Withholding. In the event that any Law requires KEZAR to withhold taxes with respect to any payment to be made by KEZAR pursuant to this Agreement, KEZAR will notify ONYX of such withholding requirement prior to making the payment to ONYX and provide such assistance to ONYX, including the provision of such standard documentation as may be required by a tax authority, as may be reasonably necessary in ONYX’s efforts to claim an exemption from or reduction of such taxes. KEZAR will, in accordance with such Law withhold taxes from the amount due, remit such taxes to the appropriate tax authority, and furnish ONYX with proof of payment of such taxes within *** days following the payment. If taxes are paid to a tax authority, KEZAR shall provide reasonable assistance to ONYX to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid.

3.7.3 VAT. All payments due to ONYX from KEZAR pursuant to this Agreement shall be paid exclusive of any value-added tax (“VAT”) (which, if applicable, shall be payable by KEZAR upon receipt of a valid VAT invoice). If ONYX determines that it is required to report any such tax, KEZAR shall promptly provide ONYX with applicable receipts and other documentation necessary or appropriate for such report. For clarity, this Section 3.7.3 (VAT) is not intended to limit KEZAR’s right to deduct value-added taxes in determining Net Sales.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 4. PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT

Section 4.1 Prosecution and Maintenance. KEZAR shall have the first right to file, prosecute and maintain all Patent Rights specified under Licensed Patents at KEZAR’s sole expense using outside counsel reasonably acceptable to ONYX. KEZAR will use Commercially Reasonable Efforts to prepare, file, prosecute, defend and maintain all Patent Rights specified under Licensed Patents; provided, however, that KEZAR does not represent or warrant that any patent will issue or be granted based on patent applications contained in the Licensed Patents. ONYX shall reasonably cooperate with KEZAR’s reasonable requests for data, affidavits, and other information and assistance to support prosecution and maintenance of the Patent Rights in the Licensed Patents; provided, however, that KEZAR shall reimburse ONYX for its reasonable, documented out-of-pocket expenses with respect to such cooperation (including ONYX’s employee’s time at the FTE Rate), within thirty (30) days of receiving a written invoice therefor. KEZAR shall keep ONYX reasonably informed, in person or by telephone or e-mail, regarding the status of such prosecution and maintenance activities, and shall promptly upon receipt of request from Onyx, forward to ONYX copies of any material office actions, communications, and correspondence relating to the Licensed Patents. ONYX shall have the right to comment on and to discuss material prosecution and maintenance activities with KEZAR, and KEZAR shall in good faith consider incorporating any reasonable comments provided by Onyx in connection therewith.

Section 4.2 ONYX Step-In Right. Notwithstanding the foregoing, if KEZAR declines to file, prosecute or maintain any Patent Rights, elects to allow any Patent Rights to lapse in any country, or elects to abandon any Patent Rights (in each case to the extent contained in the Licensed Patents) before all appeals within the respective patent office have been exhausted (each, an “Abandoned Patent Right”), then:

(a)	KEZAR shall provide ONYX with reasonable notice of such decision so as to permit ONYX to decide whether to file, prosecute or maintain such Abandoned Patent Rights and to take any necessary action (which notice shall, in any event, be given no later than *** days prior to the final (i.e., unextendable) deadline for any action that may be taken with respect to such Abandoned Patent Right with the U.S. Patent & Trademark Office or any foreign patent office).

(b)	ONYX may assume control, at ONYX’s expense, of the filing, prosecution and/or maintenance of such Abandoned Patent Rights.

(c)	ONYX shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such Abandoned Patent Rights to patent counsel (outside or internal) selected by ONYX.

(d)	KEZAR shall assist and cooperate with ONYX’s reasonable requests to support prosecution and maintenance of such Abandoned Patent Rights.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(e)	In the event a patent issues with respect to any such Abandoned Patent Rights, ONYX shall provide reasonable notice to KEZAR thereof and such Abandoned Patent Right shall be excluded from the license granted by ONYX to KEZAR under Section 2.1 (Grant), unless KEZAR (i) reimburses ONYX for its internal and external costs and expenses related to the prosecution and maintenance of such Abandoned Patent Right within *** days of issuance of any such patent and (ii) assumes, in writing, the responsibility for the continued prosecution and maintenance of such Patent Rights in accordance with the provisions of Section 4.1 (Prosecution and Maintenance). Additionally, in the event (x) a patent issues with respect to any Abandoned Patent Rights and (y) KEZAR does not elect to reimburse ONYX pursuant to clause (i) of this Section 4.2(e) and assume prosecution and maintenance of such Patent Rights pursuant to clause (ii) of this Section 4.2(e), then ONYX shall be permitted to pursue any product, including a Specified Compound in the Licensed Field, that is covered by any such Abandoned Patent Right.

Section 4.3 Enforcement.

4.3.1 Specified Patent Rights.

(a)	Each Party will notify the other promptly in writing when any Infringement of a Licensed Patent by a Third Party is uncovered or reasonably suspected. KEZAR shall have the first right to enforce all patent claims within the Specified Patent Rights.

(b)	KEZAR may, at its own expense, institute suit against any such infringer or alleged infringer of the Specified Patent Rights and control, defend and settle such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 4.5 (Recovery), and KEZAR shall keep ONYX reasonably informed as to the status of any such litigation. ONYX shall reasonably cooperate in any such litigation at KEZAR’s expense.

(c)	KEZAR shall not enter into any settlement of any claim described in this Section 4.3.1 (Specified Patent Rights) that admits to the invalidity or unenforceability of the Specified Patent Rights, incurs any financial liability on the part of ONYX or requires an admission of liability, wrongdoing or fault on the part of ONYX without ONYX’s prior written consent.

(d)

If KEZAR elects not to exercise its enforcement rights under Sections 4.3.1(a) and (b), then KEZAR shall so notify ONYX in writing within *** days of receiving notice that an Infringement of a Specified Patent Right exists (or such shorter period as may be necessary to prevent exhaustion of a statute of limitations (or laches) applicable to such Infringement), and ONYX may, in its sole judgment, and at its own expense, take steps to enforce any such patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover any damages, awards or settlements resulting therefrom, subject to Section 4.5 (Recovery). KEZAR shall reasonably cooperate

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

in any such litigation at ONYX’s expense. ONYX shall not enter into any settlement of any claim described in this Section 4.3.1 (Specified Patent Rights) that admits to the invalidity or unenforceability of the Specified Patent Rights, incurs any financial liability on the part of KEZAR or requires an admission of liability, wrongdoing or fault on the part of KEZAR without KEZAR’s prior written consent.

4.3.2 Retained Patent Rights.

(a)	ONYX shall have the first right to enforce all patent claims within Patent Rights specified under Licensed Patents other than the Specified Patent Rights (the “Retained Patent Rights”).

(b)	ONYX may, at its own expense, institute suit against any such infringer or alleged infringer of the Retained Patent Rights and control, defend and settle such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 4.5 (Recovery), and ONYX shall keep KEZAR reasonably informed as to the status of any such litigation. KEZAR shall reasonably cooperate in any such litigation at ONYX’s expense.

(c)	ONYX shall not enter into any settlement of any claim described in this Section 4.3.2 (Retained Patent Rights) that admits to the invalidity or unenforceability of the Retained Patent Rights, incurs any financial liability on the part of KEZAR or requires an admission of liability, wrongdoing or fault on the part of KEZAR without KEZAR’s prior written consent.

(d)	If ONYX elects not to exercise its enforcement rights under Sections 4.3.2(a) and (b), then ONYX shall so notify KEZAR in writing within *** days of receiving notice that an Infringement of a Retained Patent Right exists (or such shorter period as may be necessary to prevent exhaustion of a statute of limitations (or laches) applicable to such Infringement), and KEZAR may, in its sole judgment, and at its own expense, take steps to enforce any such patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover any damages, awards or settlements resulting therefrom, subject to Section 4.5 (Recovery). ONYX shall reasonably cooperate in any such litigation at KEZAR’s expense. KEZAR shall not enter into any settlement of any claim described in this Section 4.3.2 (Retained Patent Rights) that admits to the invalidity or unenforceability of the Specified Patent Rights, incurs any financial liability on the part of ONYX or requires an admission of liability, wrongdoing or fault on the part of ONYX without ONYX’s prior written consent.

4.3.3 Cooperation with Respect to Enforcement. Irrespective of which Party controls an action pursuant to this Section 4.3 (Enforcement), the Parties will collaborate in the choice of counsel with respect to such enforcement action and the enforcing Party will consider in good faith the comments of the other Party with respect to strategic decisions and their implementation with respect to

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

such action. In furtherance of the foregoing, the Party initiating or defending any such enforcement action (the “Enforcing Party”) shall keep the other Party reasonably informed, in person or by telephone or e-mail, regarding the status and costs of such enforcement action prior to and during any such enforcement, and such other Party shall have the individual right to participate with counsel of its own choice at its own expense.

Section 4.4 Defense of Third Party Claims. If either (a) any Product Exploited by or under authority of KEZAR becomes the subject of a Third Party’s claim or assertion of infringement of a patent relating to the manufacture, use, sale, offer for sale or importation of such Product in the Licensed Field in the Territory, or (b) a declaratory judgment action is brought naming either Party as a defendant and alleging invalidity or unenforceability of any of the Licensed Patents, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Subject to Article 7 (Indemnification), unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant (the “Defending Party”). If ONYX is named in such legal action but not KEZAR, then KEZAR shall have the right to join, at its own expense, any such legal action and to be represented in such action by its own counsel. Neither Party shall enter into any settlement of any claim described in this Section 4.4 (Defense of Third Party Claims) that admits to the invalidity, narrowing of scope or unenforceability of the Licensed Patents or this Agreement, incurs any financial liability on the part of any other Party or requires an admission of liability, wrongdoing or fault on the part of the other Party without such other Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed. In any event, the other Party shall reasonably assist the Defending Party and cooperate in any such litigation at the Defending Party’s request and the Defending Party shall reimburse the other Party’s reasonable out-of-pocket costs associated therewith.

Section 4.5 Recovery. Except as otherwise provided, the costs and expenses of the Party bringing suit under Section 4.3 (Enforcement) shall be borne by such Party, and any damages, settlements or other monetary awards recovered shall be shared as follows: (i) the amount of such recovery actually received by the Party controlling such action shall first be applied to the out-of-pocket costs of each Party in connection with such action; and then (ii) the remainder of the recovery shall be shared as follows:

(a) ***

(b) ***

Section 4.6 Patent Term Extensions and Filings for Regulatory Exclusivity Periods.

(a)	KEZAR will advise ONYX when it is considering to file and of any mandatory deadlines with respect to any patent term extension or supplementary protection certificates or their equivalent for the Licensed Patents.

(b)	Parties will mutually agree on (i) which Licensed Patents to list on any patent listings required for any Regulatory Exclusivity for Products or (ii) any patent term extension or supplementary protection certificates or their equivalent for the Licensed Patents.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(c)	In the event of a dispute between the Parties arising under Section 4.6(b), either Party shall have a right to refer such dispute to the respective Executive Officers and such Executive Officers shall attempt in good faith to resolve such dispute. If the Executive Officers are unable to resolve a given dispute within *** days of the matter being referred to them, then ***.

Section 4.7 Patent Marking. KEZAR will mark, and will cause all other Selling Parties to mark, Products with all Licensed Patents in accordance with applicable Law, which marking obligation will continue for as long as (and only for as long as) required under applicable Law.

ARTICLE 5. OBLIGATIONS OF THE PARTIES

Section 5.1 Responsibility. Following the Effective Date and at all times during the Term (except as expressly stated otherwise herein), KEZAR shall be responsible for, and shall bear all costs associated with, the worldwide research, development and commercialization of the Product(s), including regulatory, manufacturing, distribution, marketing and sales activities. Subject to the express written terms of this Agreement, all decisions concerning the development, marketing and sales of Product(s), including the clinical and regulatory strategy, design, sale, price and promotion of Product(s) covered under this Agreement, shall be within the sole discretion of KEZAR.

Section 5.2 Diligence. KEZAR shall (directly and/or through one or more Affiliates and/or Sublicensees) use Commercially Reasonable Efforts to develop and commercialize a Product. The foregoing shall include use of Commercially Reasonable Efforts (directly and/or through one or more Affiliates and/or Sublicensees) with respect to ***.

Section 5.3 Reports. Prior to the payment of all development and regulatory Milestone Payments set forth in Section 3.1.2, on or before March 1 of each year, KEZAR shall submit to ONYX an annual report summarizing in reasonable detail KEZAR’s and its Affiliates’ and Sublicensee’s activities related to the Exploitation of Products during the preceding twelve-month period.

ARTICLE 6. REPRESENTATIONS

Section 6.1 Mutual Warranties. Each of ONYX and KEZAR represent and warrant that:

(a)	it is duly organized and validly existing under the Law of the jurisdiction of its incorporation or formation, as applicable, and has full corporate, limited liability company or other power and authority, as applicable, to enter into this Agreement and to carry out the provisions hereof;

(b)	it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate, limited liability company or other action, as applicable; and

(c)	this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 6.2 Additional ONYX Warranties. ONYX warrants to KEZAR that, as of the Effective Date:

(a)	ONYX Controls the Licensed Patents and the Licensed Know-How listed on Exhibit A, and is entitled to grant the licenses specified herein. ONYX has not caused any Patent Right included in the Licensed Patents to be subject to any liens or encumbrances and ONYX has not granted to any Third Party any rights or licenses under such Patent Rights or Licensed Know-How that would conflict with the licenses granted to KEZAR hereunder. None of the Licensed Patents or the Licensed Know-How are (i) in-licensed by ONYX, or (ii) require a payment of the nature described by the “proviso” in Section 1.7.

(b)	Exhibit B sets forth a complete and accurate list of the Patents Rights that are Controlled by ONYX and its Affiliates, as of the Effective Date, that Cover the Exploitation of Products in the Licensed Field.

(c)	To ONYX’s knowledge, the Licensed Patents are valid and enforceable and ONYX has complied with its duty to disclose material information to the U.S. Patent and Trademark Office. ONYX has no knowledge of any claim or litigation that has been brought or threatened in writing by any Third Party alleging that the Licensed Patents are invalid or unenforceable.

(d)	ONYX has no present knowledge of any settled, pending or threatened in writing claim or lawsuit or legal proceeding of a Third Party against ONYX alleging that the Licensed Patents or the Licensed Know-How misappropriate or Infringe, in part or in whole, the intellectual property or intellectual property rights of such Third Party.

(e)	ONYX is not currently Exploiting any Specified Compound in the Licensed Field.

Section 6.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 6 (REPRESENTATIONS), NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT EITHER PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENT RIGHTS, OR THAT ANY PATENTS WILL ISSUE BASED ON A PENDING APPLICATION. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT THE PRODUCTS WILL BE SUCCESSFUL, IN WHOLE OR IN PART.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 6.4 KEZAR Covenants. KEZAR covenants to ONYX that:

(a)	it will use Commercially Reasonable Efforts to conduct, and will cause its contractors to conduct, all preclinical and clinical studies for Products and manufacturing of Products, in each case in accordance in all material respects with (i) all applicable Laws of the country in which such clinical studies are conducted, and (ii) the known or published standards of the Regulatory Authority in such country. Neither KEZAR, nor any officer, employee or agent of KEZAR, will knowingly make an untrue statement of a material fact to any Regulatory Authority with respect to Products (whether in any submission to such Regulatory Authority or otherwise), or knowingly fail to disclose a material fact required to be disclosed to any Regulatory Authority with respect to Products;

(b)	it will not knowingly employ any personnel or knowingly use a contractor or consultant that has been debarred by the FDA (or subject to a similar sanction of a Regulatory Authority), or that is subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority);

(c)	it shall use Commercially Reasonable Efforts to comply in all material respects with all applicable (i) U.S. Laws prohibiting the re-export, directly or indirectly, of certain controlled U.S.-origin items without a license to parties located in certain countries or appearing on certain U.S. Government lists of restricted parties; (ii) U.S. Laws prohibiting participation in non-U.S. boycotts that the United States does not support; and (iii) U.S. Laws prohibiting the sale of products to parties from any country subject to U.S. economic sanctions or who are identified on related U.S. Government lists of restricted parties; and

(d)	as of the Effective Date to and through the expiration or termination of this Agreement, (1) it, and, to the best of its knowledge, its owners, directors, officers, employees, or any agent, representative, subcontractor or other Third Party acting for or on its behalf, shall not, directly or indirectly, offer, pay, promise to pay, or authorize such offer, promise or payment, of anything of value, to any Person for the purposes of obtaining or retaining business through any improper advantage in connection with this Agreement, or that would otherwise violate any applicable Laws, rules and regulations concerning or relating to public or commercial bribery or corruption, and (2) that its books, accounts, records and invoices related to this Agreement or related to any work conducted for or on behalf of the other Party are and will be complete and accurate in all material respects. ONYX may request from time to time, but no more than one time in any twelve (12) month period, that KEZAR complete a compliance certification regarding the foregoing.

Section 6.5 Non-Solicitation, Etc..

(a)	KEZAR acknowledges and agrees that the terms and conditions of the *** (collectively, the “Kirk Agreements”), remain in full force and effect. Unless otherwise agreed in writing by ONYX, during any time when ***, KEZAR shall *** comply with the terms and conditions of the Kirk Agreements.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)	Unless otherwise agreed in writing by ONYX, following the Effective Date and at all times during the Restricted Period, KEZAR shall not, and shall cause its Affiliates and Sublicensees not to, recruit, offer employment to, employ, engage as a consultant, lure or entice away, or in any other manner persuade or attempt to persuade to leave the employ of ONYX or any of its Affiliates, any Person who was, or who becomes, an employee of ONYX or any of its Affiliates during such Restricted Period. Notwithstanding the foregoing, the Parties acknowledge and agree that it shall not be a breach of this Section 6.5 (Non-Solicitation, Etc.) for KEZAR, or *** an officer, director or employee of KEZAR, to recruit, offer employment to, employ or engage as a consultant the individuals set forth on Exhibit E; provided, however, that the foregoing exception shall not apply to ***.

ARTICLE 7. INDEMNIFICATION

Section 7.1 Indemnity.

7.1.1 By ONYX. ONYX agrees to defend KEZAR, its Affiliates and their respective directors, officers, employees and agents (the “KEZAR Indemnified Parties”) at ONYX’s cost and expense, and will indemnify and hold KEZAR and the other KEZAR Indemnified Parties harmless from and against any claims, losses, costs, damages, fees or expenses (including legal fees and expenses) (collectively, “Losses”) to the extent resulting from any Third Party claim (including product liability claims) arising out of or otherwise relating to (a) the negligence or willful misconduct of ONYX or its Affiliates in connection with its activities under this Agreement, (b) the material breach of this Agreement or the representations, warranties and covenants made hereunder by ONYX, or (c) the Exploitation of any Product in the Excluded Field by or on behalf of ONYX, its Affiliates or their respective sublicensees (including from product liability and intellectual property infringement claims); except, in each case, to the extent such Losses result from clause (a), (b), or (c) of Section 7.1.2 (By KEZAR). In the event of any such claim against the KEZAR Indemnified Parties by a Third Party, the foregoing indemnity obligations shall be conditioned upon (x) KEZAR promptly notifying ONYX in writing of the claim (provided, however, that any failure or delay to notify shall not excuse any obligations of ONYX except to the extent ONYX is actually prejudiced thereby), (y) KEZAR granting ONYX sole management and control, at ONYX’s sole expense, of the defense of the claim and its settlement (provided, however, that ONYX shall not settle any such claim without the prior written consent of KEZAR if such settlement does not include a complete release from liability or if such settlement would involve KEZAR undertaking an obligation (including the payment of money by a KEZAR Indemnified Party), would bind or impair a KEZAR Indemnified Party, or includes any admission of wrongdoing or that any intellectual property or proprietary right of KEZAR or this Agreement is invalid, narrowed in scope or unenforceable), and (z) the KEZAR Indemnified Parties reasonably cooperating with ONYX (at ONYX’s expense). The KEZAR Indemnified Parties may, at their option and expense, be represented in any such action or proceeding by counsel of their own choosing.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

7.1.2 By KEZAR. KEZAR agrees to defend ONYX, its Affiliates and their respective directors, officers, employees and agents (the “ONYX Indemnified Parties”) at KEZAR’s cost and expense, and will indemnify and hold ONYX and the other ONYX Indemnified Parties harmless from and against any Losses to the extent resulting from any Third Party claim (including product liability claims) arising out of or otherwise relating to (a) the negligence or willful misconduct of KEZAR, its Affiliates, or their respective Sublicensees in connection with its activities under this Agreement, (b) the material breach of this Agreement or the representations, warranties and covenants made hereunder by KEZAR, or (c) the Exploitation of any Product by or on behalf of KEZAR, its Affiliates, or their respective Sublicensees (including from product liability and intellectual property infringement claims); except, in each case, to the extent such Losses result from clause (a), (b) or (c) of Section 7.1.1 (By ONYX). In the event of any such claim against the ONYX Indemnified Parties by a Third Party, the foregoing indemnity obligations shall be conditioned upon (x) ONYX promptly notifying KEZAR in writing of the claim (provided, however, that any failure or delay to notify shall not excuse any obligation of KEZAR except to the extent KEZAR is actually prejudiced thereby), (y) ONYX granting KEZAR shall sole management and control, at KEZAR’s sole expense, the defense of the claim and its settlement (provided, however, that KEZAR shall not settle any such claim without the prior written consent of ONYX if such settlement does not include a complete release from liability or if such settlement would involve ONYX undertaking an obligation (including the payment of money by an ONYX Indemnified Party), would bind or impair an ONYX Indemnified Party, or includes any admission of wrongdoing or that any intellectual property or proprietary right of ONYX or this Agreement is invalid, narrowed in scope or unenforceable), and (z) the ONYX Indemnified Parties reasonably cooperating with KEZAR (at KEZAR’s expense). The ONYX Indemnified Parties may, at their option and expense, be represented in any such action or proceeding by counsel of their own choosing.

Section 7.2 LIMITATION OF DAMAGES. IN NO EVENT SHALL ANY PARTY BE LIABLE HEREUNDER TO THE ANOTHER PARTY FOR ANY PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, LOST PROFITS, OR LOST SAVINGS) HOWEVER CAUSED AND UNDER ANY THEORY, EVEN IF IT HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SET FORTH IN THIS SECTION 7.2 (LIMITATION OF DAMAGES) SHALL NOT APPLY WITH RESPECT TO (A) ANY BREACH OF ARTICLE 8 (CONFIDENTIALITY) OR (B) THE INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY. NOTHING IN THIS SECTION 7.2 (LIMITATION OF DAMAGES) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER THIS ARTICLE 7 (INDEMNIFICATION) WITH RESPECT TO ANY DAMAGES PAID BY ANOTHER PARTY TO A THIRD PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM.

Section 7.3 Insurance. ***, KEZAR shall at its own expense procure and maintain during the Term (and for *** years thereafter) clinical trial liability insurance coverage adequate to cover its obligations hereunder and which is/are consistent with normal business practices of prudent pharmaceutical companies of comparable size. Additionally, ***, KEZAR shall at its own expense procure and maintain during the Term (and for *** years thereafter) product liability insurance coverage adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent pharmaceutical companies of comparable size. Each insurance policy required by and procured by KEZAR under this Section 7.3 (Insurance) shall name ONYX as an additional insured. Such insurance shall not be construed to create a limit of KEZAR’s liability with respect to its indemnification

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

obligations under this Article 7 (Indemnification). KEZAR shall provide ONYX with a certificate of insurance or other evidence of such insurance, upon request. KEZAR shall provide ONYX with written notice at least *** days prior to the cancellation, non-renewal or a material change in such insurance which materially adversely affects the rights of ONYX hereunder, and *** days prior written notice of cancellation for non-payment of premiums. KEZAR’s insurance hereunder shall be primary with respect to the obligations for which KEZAR is liable hereunder.

ARTICLE 8. CONFIDENTIALITY

Section 8.1 Confidential Information.

8.1.1 Confidential Information. Each Party (“Disclosing Party”) may disclose to the other Party (“Receiving Party”), and Receiving Party may acquire during the course and conduct of activities under this Agreement, certain proprietary or confidential information of Disclosing Party in connection with this Agreement. The term “Confidential Information” will mean (a) all Licensed Know-How, (b) all Licensed Materials, and (c) all ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by Disclosing Party or at the request of Receiving Party, including any of the foregoing of Third Parties. Without limiting the foregoing, Licensed Know-How will be considered Confidential Information of ONYX, and all financial and business disclosures from KEZAR to ONYX (including, but not limited to, any disclosures related to the Exploitation of Products) will be considered Confidential Information of KEZAR.

8.1.2 Restrictions. During the Term and for *** years thereafter, Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care). Receiving Party will not use Disclosing Party’s Confidential Information except in connection with the performance of its obligations and exercise of its rights under this Agreement. Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent, to the extent and only to the extent reasonably necessary, to Receiving Party’s Affiliates and their employees, subcontractors, consultants or agents who have a need to know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement and who are required to comply with the restrictions on use and disclosure in this Section 8.1.2 (Restrictions). Receiving Party will use diligent efforts to cause those entities and persons to comply with the restrictions on use and disclosure in this Section 8.1.2 (Restrictions). Receiving Party assumes responsibility for those entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

8.1.3 Exceptions. Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that Receiving Party can demonstrate that the Disclosing Party’s Confidential Information: (a) was known to Receiving Party or any of its Affiliates prior to the time of disclosure; (b) is or becomes public knowledge through no fault or omission of

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Receiving Party or any of its Affiliates; (c) is obtained by Receiving Party or any of its Affiliates from a Third Party under no obligation of confidentiality to Disclosing Party; or (d) has been independently developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records.

8.1.4 Permitted Disclosures. Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)	in order to comply with applicable law (including any securities law or regulation or the rules of a securities exchange) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation;

(b)	in connection with Marketing Approvals and other regulatory filings and communications, and filing, prosecuting and enforcing Patents in connection with Receiving Party’s rights and obligations pursuant to this Agreement; and

(c)	in connection with exercising its rights hereunder, to its Affiliates, potential and future collaborators (including Sublicensees where KEZAR is the Receiving Party); permitted acquirers or assignees; and investment bankers, investors and lenders;

provided, however, that (1) with respect to Sections 8.1.4(a) or 8.1.4(b), where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed; and (2) with respect to Section 8.1.4(c), each of those named people and entities are required to comply with the restrictions on use and disclosure in Section 8.1.2 (Restrictions) (other than investment bankers, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality).

Section 8.2 Terms of this Agreement; Publicity.

8.2.1 Restrictions. The Parties agree that the terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 8.1.4 (Permitted Disclosures). Except as required by Law or as permitted under Section 8.1.4 (Permitted Disclosure), and except for the press release attached hereto as Exhibit C to be issued by KEZAR on or after the Effective Date, each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party not to be unreasonably withheld, conditioned or delayed (or as such consent may need to be obtained in accordance with Section 8.2.2 (Review)).

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

8.2.2 Review. Subject to Section 8.1.4 (Permitted Disclosure), in the event either Party (the “Issuing Party”) desires to issue a press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, the Issuing Party will provide the other Party (the “Reviewing Party”) with a copy of the proposed press release or public statement (the “Release”). The Issuing Party will specify with each such Release, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the Receiving Party may provide any comments on such Release (but in no event less than *** business days). If the Reviewing Party provides any comments, the Parties will consult on such Release and work in good faith to prepare a mutually acceptable Release. Either Party may subsequently publicly disclose any information previously contained in any Release, provided that the other Party provided its written consent hereto as stated in 8.2.1 (Restrictions). For the avoidance of doubt (and notwithstanding anything contained in this Agreement to the contrary), KEZAR, in its sole discretion, may make disclosures relating to the development or commercialization of a Product, including the results of research and any clinical trial conducted by KEZAR, Regulatory Filings, Marketing Approvals or any health or safety matter related to a Product.

Section 8.3 Relationship to Kirk Agreements. All “Confidential Information” disclosed or received by or on behalf of *** or *** under either of the Kirk Agreements shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement.

Section 8.4 Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under the applicable Law of any jurisdiction as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles but are not obligated to do so.

ARTICLE 9. TERM & TERMINATION

Section 9.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date, and unless terminated earlier as provided in this Article 9 (Term & Termination), shall continue in full force and effect until expiration of the last-to-expire Royalty Term for any Royalty-Bearing Product in the Territory. On a country-by-country basis, the licenses granted to KEZAR by ONYX under this Agreement to Exploit Products shall be fully paid-up, irrevocable and non-exclusive upon the expiration of the Royalty Term in each country with respect to each Royalty-Bearing Product, as the case may be.

Section 9.2 Termination by ONYX.

9.2.1 Breach. If ONYX believes that KEZAR has materially breached its obligations under this Agreement or the Designated Investment Document Terms, then ONYX may deliver notice of such breach to KEZAR specifying the nature of the breach (a “Default Notice”). If KEZAR does not dispute that it has committed a material breach of its obligations under this Agreement or the Designated Investment Document Terms and fails to cure such breach within *** days after receipt of the Default

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Notice (or if such breach is not capable of being cured during such *** day period, KEZAR fails to present a mutually agreeable remediation plan for such breach during such *** day period and/or ceases to exert commercially reasonable efforts to pursue the cure as provided in the remediation plan), ONYX may terminate this Agreement upon written notice to KEZAR; provided, however, that to the extent such material breach involves the material undisputed failure by KEZAR to make a payment when due, such breach must be cured within *** days after written notice thereof is given by ONYX to KEZAR. For the avoidance of doubt, *** (a) ***, or (b) ***, in each case, shall *** this Section 9.2.1 (Breach).

9.2.2 Termination for IP Challenge. ONYX will have the right to terminate this Agreement in full upon written notice to KEZAR in the event that KEZAR or any of its Affiliates or Sublicensees directly challenges in a legal or administrative proceeding the patentability, enforceability or validity of any Licensed Patents; provided, however, that ONYX will not have the right to terminate this Agreement under this Section 9.2.2 (Termination for IP Challenge) if KEZAR files a request for re-examination of a Licensed Patent or re-issue of a Licensed Patent to the extent that such actions are reasonably necessary or desirable to ensure adequate protection for Products; provided, further, that ONYX will not have the right to terminate this Agreement under this Section 9.2.2 (Termination for IP Challenge) for any such challenge by any Sublicensee if (a) KEZAR terminates such Sublicense within *** days of ONYX’s notice to KEZAR under this Section 9.2.2 (Termination for IP Challenge) or (b) such challenge is dismissed within *** days of ONYX’s notice to KEZAR under this Section 9.2.2 (Termination for IP Challenge) and not thereafter continued.

Section 9.3 Termination by KEZAR.

9.3.1 Breach. KEZAR will have the right to terminate this Agreement in full upon delivery of written notice to ONYX in the event of any material breach by ONYX of any terms and conditions of this Agreement, provided, however, that such termination will not be effective if such breach has been cured within *** days after written notice thereof is given by KEZAR to ONYX specifying the nature of the alleged breach.

9.3.2 Discretionary Termination. KEZAR will have the right to terminate this Agreement in full ninety (90) days after written notice to ONYX thereof. Following any such notice of termination, KEZAR shall have no further obligation pursuant to Section 5.2 (Diligence) to further Exploit any Products, however, KEZAR shall use its reasonable efforts to facilitate a smooth, orderly and prompt transition of any Products Controlled by KEZAR prior to the effective date of termination of this Agreement from KEZAR to ONYX.

Section 9.4 Termination Upon Bankruptcy. Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within *** days after the filing thereof, or if the other Party proposes or becomes a Party to any dissolution or liquidation, or if the other Party makes an assignment for the benefit of its creditors.

*** = INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 9.5 Effects of Termination. Upon termination by either Party under Section 9.2 (Termination by ONYX), Section 9.3 (Termination by KEZAR) or Section 9.4 (Termination Upon Bankruptcy):

(a)	KEZAR will responsibly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, any on-going clinical studies for which it has responsibility hereunder in which patient dosing has commenced or, if reasonably practicable and not adverse to patient safety and requested by ONYX, KEZAR shall complete such trials and ONYX shall reimburse KEZAR its reasonable, out-of-pocket costs and internal labor costs at the FTE Rate associated therewith. For the purpose of clarity, except as provided for above, KEZAR may wind-down any ongoing clinical trials prior to the date of termination in accordance with accepted pharmaceutical industry norms and ethical practices and KEZAR will be responsible for any costs associated with such wind-down.

(b)	Subject to Section 9.5(h) below, a termination of this Agreement will automatically terminate any sublicense granted by KEZAR pursuant to Section 2.1 (Sublicenses) unless ONYX has approved such sublicense in writing, in which case all rights under such sublicense shall be deemed to survive termination as long as Sublicensee complies with its obligations thereunder, and provided that in no event will ONYX be obligated to fulfill any of KEZAR’s obligations under such sublicense.

(c)	Subject to Section 9.5(h) below, all rights and licenses granted by ONYX to KEZAR in Article 2 (License Grant) will terminate, and KEZAR and its Affiliates, and (subject to Section 9.5(b)) Sublicensees will cease all use of Licensed Know-How and Licensed Patents and all Exploitation of any Products, except to the extent required hereunder.

(d)	Upon ONYX’s request, all Marketing Approvals and other regulatory filings and communications owned (in whole or in part) or otherwise controlled by KEZAR and its Affiliates, and (subject to Section 9.5(b)) Sublicensees, and all other documents relating to or necessary to further Exploit any Products, as such items exist as of the effective date of such termination (including all documents related to completed and ongoing clinical studies) will be assigned to ONYX to the extent practicable (or, if not so assigned, KEZAR shall make the benefit of the foregoing reasonably available to ONYX), and KEZAR will provide to ONYX one (1) copy of the foregoing and all documents contained in or referenced in any such items, together with the raw and summarized data for any clinical studies (and where reasonably available, electronic copies thereof). All expenses in relation to such assignment will be borne by ONYX. In the event of any failure to obtain assignment, KEZAR hereby consents and grants to ONYX the right to access and reference (without any further action required on the part of KEZAR, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such item.

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(e)	KEZAR hereby grants to ONYX and its Affiliates, and ONYX and its Affiliates will (i) automatically have, a worldwide, perpetual and irrevocable exclusive license, with the right to grant sublicenses through multiple tiers, solely for use in Exploiting Products, under Know-How and Patent Rights that are Controlled by KEZAR or any of its Affiliates and Sublicensees prior to termination and that are solely related to Products and which are necessary for Exploiting Products, and (ii) automatically have, a worldwide, perpetual and irrevocable non-exclusive license, with the right to grant sublicenses through multiple tiers, solely for use in Exploiting Products, under Know-How and Patent Rights that are Controlled by KEZAR or any of its Affiliates and (subject to Section 9.5(b)) Sublicensees that are not solely related to Products but that are necessary for Exploiting Products. For the purpose of clarity, such license shall be effective only as of and after the effective date of such termination. Notwithstanding the foregoing, KEZAR shall have the right to transfer any proprietary manufacturing information contained in such Know-How to a reputable, third-party contract manufacturer for provision of the relevant Product(s) to ONYX. Notwithstanding the foregoing, in the event that any of the foregoing Know-How or Patent Rights are not Controlled by KEZAR (or any of its Affiliates and Sublicensees) due to the fact that such party would be obligated to make any payments to a Third Party in connection with the grant of the foregoing licenses, then ONYX shall have the right to assume such payment obligations and should it elect to do so, such Know-How and Patent Rights shall be included in such license grant.

(f)	Upon ONYX’s request, KEZAR will assign (or, if applicable, will cause its Affiliates or (subject to Section 9.5(b)) Sublicensees to assign) to ONYX all of KEZAR’s (and such Affiliates’ and Sublicensees’) right, title and interest in and to any registered or unregistered trademarks or internet domain names that are specific to a Product worldwide (it being understood that the foregoing will not include any trademarks or internet domain names that contain the corporate or business name(s) of KEZAR).

(g)

KEZAR agrees (and shall cause its Affiliates and use reasonable commercial efforts to cause its Sublicensees as a condition of the grant of the applicable Sublicense to so agree) to fully cooperate with ONYX and its designee(s) to facilitate a smooth, orderly and prompt transition of the Exploitation of Products to ONYX and/or its designee(s). Upon request by ONYX, KEZAR shall transfer to ONYX some or all quantities of Products in its possession. If KEZAR is, at the time of such termination of this Agreement, party to any Third Party contracts with respect to a Product, then it shall provide ONYX notice of and (to the extent permitted to do so), copies thereof. KEZAR shall assign to ONYX any such contracts requested by ONYX, to the extent relating to the Product and to the extent it has the right under such contract(s) to do so (and shall use commercially reasonable efforts to obtain any required consents, which efforts shall not require making any payments or incurring any liabilities unless ONYX agrees to reimburse KEZAR therefor (and KEZAR shall inform ONYX of any such

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required payment or liability)). KEZAR shall, at ONYX’s cost and expense, (i) provide any cooperation reasonably requested by ONYX to ensure uninterrupted supply of Products (including KEZAR’s employees’ time at the FTE Rate), and (ii) if KEZAR manufactured a Product at the time of termination, continue to provide for manufacturing of such Product for ONYX, at *** of the fully-burdened manufacturing cost therefore, from the date of notice of such termination until the sooner to occur of such time as ONYX is able, using commercially reasonable efforts to do so, to secure an acceptable alternative commercial manufacturing source from which sufficient quantities of Product may be procured and legally sold in the Territory or *** months from the effective date of termination of this Agreement.

(h)	If (i) this Agreement is terminated by either ONYX under Section 9.3.1 (Breach) or by either Party under Section 9.4 (Termination Upon Bankruptcy), (ii) prior to such termination, KEZAR granted a sublicense in part (but not in full) of the licenses granted under Section 2.1 (Grant) in accordance with the terms of Section 2.2 (Sublicenses), and (iii) on the effective date of such termination, the applicable Sublicensee is in compliance with the terms of the relevant sublicense agreement, then, notwithstanding anything to the contrary set forth in this Section 9.5 (Effects of Termination), such sublicense shall be deemed to survive termination as long such Sublicensee continues to comply with its obligations thereunder, provided that, for clarity, ONYX shall have no obligations to such Sublicensee under such sublicense agreement.

Section 9.6 Survival. In addition to the termination consequences set forth in Section 9.5 (Effects of Termination), the following provisions will survive termination or expiration of this Agreement: Articles 1 (Definitions), 7 (Indemnification), 8 (Confidentiality), and 10 (Miscellaneous) and Sections 3.1 (Milestone Payment, with respect to a milestone reached prior to such expiration or termination), 3.2 (Royalties) (with respect to sales made before such expiration or termination), 3.3 through 3.7 (inclusive) (with respect to periods with sales of Products made before such expiration or termination), 4.3 through 4.5 (inclusive) (with respect to any action initiated prior to such expiration or termination), 6.3 (Disclaimer), and this Section 9.6 (Survival). Termination or expiration of this Agreement are neither Party’s exclusive remedy and will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon expiration of this Agreement.

ARTICLE 10. MISCELLANEOUS

Section 10.1 Entire Agreement; Amendment. This Agreement, the Investment Documents and all Exhibits attached hereto or thereto constitute the entire agreement between the Parties as to the subject matter hereof. All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement are hereby superseded and merged into, extinguished by and completely expressed by this Agreement. None of the

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Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by all Parties.

Section 10.2 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

Section 10.3 Independent Contractors. The relationship between KEZAR and ONYX created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. No such Party is a legal representative of the other Party, and no such Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each such Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

Section 10.4 Governing Law; Jurisdiction. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of laws, except as to any issue which depends upon the validity, scope or enforceability of any Licensed Patent, which issue shall be determined in accordance with the laws of the country in which such patent was issued. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of any state court within the State of California (or, if a state court located within the State of California declines to accept jurisdiction over a particular matter, any court of the United States located in the State of California) for any matter arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated hereby in any state court within the State of California (or, if a state court located within the State of California declines to accept jurisdiction over a particular matter, any court of the United States located in the State of California) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Agreement shall be exclusively conducted in the English language.

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Section 10.5 Notice. Any notice required or permitted to be given by this Agreement shall be in writing, in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by facsimile followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section 10.5 (Notices), in each case, addressed as set forth below unless changed by notice so given:

If to KEZAR:	Kezar Life Sciences, Inc.
391 Carl Street
San Francisco, CA 94117
Attention: Chief Executive Officer
Telephone: 650-346-3497

with copies (which shall not constitute notice) to:

Asher M. Rubin
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, MD 21202
Telephone: 410-659-2777
Facsimile: 410-659-2701

If to ONYX:	Onyx Therapeutics, Inc.

c/o Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320
Attn: Corporate Secretary
Telephone: 805-447-1000
Facsimile: 805-499-4531

Any such notice shall be deemed given on the date received, except any notice received after 5:00 p.m. (in the time zone of the receiving Party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A Party may add, delete, or change the Person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 10.5 (Notices).

Section 10.6 Compliance With Law; Severability. Nothing in this Agreement shall be construed to require the commission of any act contrary to Law. If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

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Section 10.7 Non-Use of Names. ONYX shall not use the name, trademark, logo, or physical likeness of KEZAR or any of its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without KEZAR’s prior written consent. ONYX shall require its Affiliates to comply with the foregoing. KEZAR shall not use the name, trademark, logo, or physical likeness of ONYX or any of its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without ONYX’s prior written consent. KEZAR shall require its Affiliates and Sublicensees to comply with the foregoing.

Section 10.8 Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed except that either Party shall be free to assign this Agreement (i) to an Affiliate of such Party (for so long as such Affiliate remains an Affiliate) provided that such Party shall remain liable and responsible to the other Party for the performance and observance of all such duties and obligations by such Affiliate, or (ii) in connection with any merger, sale of such Party or sale of all or substantially all of the assets of the Party that relate to this Agreement (a “Sale Transaction”), without the prior consent of the non-assigning Party. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto. Any assignment of this Agreement in contravention of this Section 10.8 (Successors and Assigns) shall be null and void.

Section 10.9 Waivers. A Party’s consent to or waiver, express or implied, of any other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.

Section 10.10 No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except for the provisions of Article 7 (Indemnification) (with respect to which the persons to which Article 7 (Indemnification) applies shall be Third Party beneficiaries for Article 7 (Indemnification) only in accordance with the terms and conditions of Article 7 (Indemnification)).

Section 10.11 Headings; Exhibits. Article and Section headings used herein are for convenient reference only, and are not a part of this Agreement. All Exhibits are incorporated herein by this reference.

Section 10.12 Interpretation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. All references to a “business day” or “business days” in this Agreement means any day other than a day

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which is a Saturday, a Sunday or any day banks are authorized or required to be closed in San Francisco, California. The language in all parts of this Agreement shall be deemed to be the language mutually chosen by the Parties. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

Section 10.13 Counterparts. This Agreement may be executed in counterparts by a single Party, each of which when taken together shall constitute one and the same agreement, and may be executed through the use of facsimiles or .pdf documents.

{signature page follows}

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

KEZAR LIFE SCIENCES, INC.		ONYX THERAPEUTICS, INC.

By:	/s/ John Fowler	By:	/s/ Sean Harper
Name: John F. Fowler		Name: Sean E. Harper
Title: Chief Executive Officer		Title: President

		By:	/s/ David Meline
Name: David W. Meline
Title: Director

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EXHIBIT A

LICENSED KNOW-HOW

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Exhibit A - 1

EXHIBIT B

LICENSED PATENTS

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Exhibit B - 1

EXHIBIT C

PRESS RELEASE

See attached.

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Exhibit C - 1

Kezar Life Sciences Closes $23M Series A Financing

Startup to Spin Out Assets From Amgen Subsidiary Onyx, Focus on Innovative New Treatments for Autoimmune Disorders

SOUTH SAN FRANCISCO, Calif. (June 16, 2015) – Kezar Life Sciences, a company focused on the discovery and development of drugs targeting protein homeostasis for autoimmune disorders, announced the completion of a Series A financing totaling $23 million. Morningside Venture, Cormorant Asset Management, EcoR1 Capital, 9W Capital Management, Omega Funds, Aju IB Investment, and private investors participated in the round. In connection with the financing, Amgen subsidiary Onyx Pharmaceuticals is licensing intellectual property related to its immunoproteasome program to Kezar, and will have a minority equity interest in the company.

The capital raised in the Series A will be used to advance Kezar’s lead immunoproteasome inhibitor candidate into Phase 1a and 1b clinical trials, with the goal of demonstrating safety and efficacy in patients with autoimmune disease. Kezar also intends to advance drug discovery programs targeting protein secretion.

“Severe autoimmune disorders represent a major area of unmet medical need. Our pioneering research points to a central role of the immunoproteasome in regulating immune responses and restoring normal immune surveillance,” said John Fowler, co-founder and CEO of Kezar. “We are excited to translate nearly a decade’s worth of high quality research into new treatments for patients who are in need of effective therapies.” Fowler continued, “We are grateful to Amgen for their collaboration and support in forming this company, and excited to be able to welcome aboard former members of the Onyx scientific team with years of experience on this program.”

“Exploring novel biological pathways for potential therapeutic intervention is consistent with our commitment to creating better treatment options for patients with serious illness,” said Sean E. Harper, M.D., executive vice president of Research and Development at Amgen. “We are pleased to help enable Kezar to pursue this innovative program which began at Proteolix and continued at Onyx.”

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In addition to research and development of immunoproteasome inhibitors, Kezar will embark on multiple drug discovery programs targeting protein secretion for the treatment of autoimmunity and cancer. “Protein secretion represents a fundamental process inside of nearly all cells and an untapped area of drug discovery. Our approach allows for the generation of substrate selective inhibitors of secreted and transmembrane proteins,” said Dr. Christopher Kirk, Ph.D, co-founder and CSO of Kezar. “Essentially the target of every monoclonal antibody therapy is amenable to our small molecule drug targeting approach.”

About the Immunoproteasome

Protein degradation is a key process in the function and survival of all mammalian cells and is mediated by the ubiquitously expressed proteasome. Inhibitors of the proteasome, such as VELCADE™ and KYPROLIS™ are currently used to treat multiple myeloma, a plasma cell malignancy. In cells of the immune system, such as T-cells, a unique form of the proteasome, termed the immunoproteasome, is expressed. The immunoproteasome regulates multiple aspects of the immune response and selective inhibitors, such as those under development at Kezar, are well tolerated and highly active in mouse models rheumatoid arthritis, multiple sclerosis, Crohn’s disease, and lupus.

About Kezar Life Sciences

Kezar Life Sciences, a privately held company based in South San Francisco, was founded in 2015 to develop drugs to revolutionize the treatment of autoimmune disorders. Leveraging research begun in 2006 under the direction of co-founder Dr. Kirk at Proteolix and then Onyx Pharmaceuticals, Kezar will advance drugs that selectively target the immunoproteasome for the treatment of autoimmunity. In addition, Kezar will discover and develop drugs that target protein secretion and transmembrane protein expression.

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EXHIBIT D

PRODUCT SUB-STRUCTURES

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Exhibit D - 1

EXHIBIT E

PERMITTED INDIVIDUALS

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Exhibit E - 1